EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of March 27, 2024 (“Effective Date”), between Silver Star Properties REIT, Inc., a Maryland corporation (the “Company” and together with its subsidiaries and affiliates, the “Company Group”) and Adrienne Collins (the “Executive”). WHEREAS, the Company wishes to employ Executive to serve as its Senior Vice President, General Counsel, and Corporate Secretary (“Role”) of the Company and of its subsidiary Hartman XX Limited Partnership, a Texas limited partnership (“Partnership”) (together with the other affiliates of the Company and the Partnership, the “Company Group”), and Executive is willing to undertake such employment in accordance with the terms of this Agreement; WHEREAS, the Executive Committee of the Board of Directors (the “Executive Committee”) has been given complete authority with respect to the operations of the Company and authority of the Board of Directors and Executive in all capacities shall report to and follow the direction and input of the Executive Committee; and NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: 1. TERM OF EMPLOYMENT. Subject to the provisions of this Agreement, Executive is employed in the above Role beginning on March 27, 2024 and ending on April 1, 2025 (the “Fixed Term”). Notwithstanding the foregoing, Executive's employment hereunder may be earlier terminated in accordance with paragraph 4 hereof. The period of time between the Effective Date and the termination of Executive's employment hereunder shall be referred to herein as the “Term.” 2. DUTIES. Executive will devote her best efforts to the business and affairs of the Company Group, perform such services consistent with her position as are designated by the Company Group, and use her best efforts to promote the interest of the Company Group. Executive will perform duties consistent with a person in her capacity and shall also perform such other functions and undertake such other responsibilities as are customarily associated with such capacity or that are assigned by the Executive Committee from time to time that are not inconsistent with Executive's position. Executive pledges that during her employment she shall use her time and attention for the business of the Company Group. Executive further agrees to comply with all rules, regulations and policies established or issued by and made applicable to the Company's executives generally. 3. COMPENSATION. During the Term, the Company will pay Executive: 3.1. Base Salary. A regular base salary for the first annual period equal to $250,000 and thereafter any increase will be determined by the Executive Committee with input from the Company's compensation consultant. Such base salary will be payable in periodic installments, less mandatory deductions, on the same basis as that of other executives of the Company. Executive shall be eligible to participate in any current or future bonus, incentive, and other compensation plans available to the Company's executives. 3.2. Bonus. A performance bonus totaling no more than 150% of $110,000, as calculated according to Schedule I, attached hereto and incorporated herein by reference.

4. TERMINATION AND PAYMENTS. The Payments contained in this paragraph4 shall only apply during the Fixed Term. 4.1. Termination of Employment. Executive's employment hereunder will terminate upon the first to occur of the following: a) Death and Disability. Executive's employment hereunder will terminate immediately upon Executive's death or Disability (as defined below). For purposes of this Agreement, “Disability” means that Executive, by reason of physical or mental incapacity, is unable, with or without reasonable accommodation, to substantially perform her duties and responsibilities under this Agreement for 120 calendar days (consecutive or non-consecutive) in any consecutive twelve (12) month period. b) By the Company for Cause. Executive's employment hereunder will terminate immediately upon Executive's termination by the Company for Cause (as defined below). For purposes of this Agreement, “Cause” means: (i) Except by reason of death or Disability, Executive fails to devote the time and effort required for him to perform her duties hereunder or to follow the lawful directives of the Executive Committee; (ii) Executive is indicted for, convicted of, or enters a plea of guilty or nolo contendere to a felony or any other crime involving moral turpitude (iii) Executive violates this Agreement or any other agreement between Executive and any member of the Company Group, including, without limitation, any violation by Executive of any Restrictive Covenant (as defined below); (iv) Executive engages in willful misconduct or gross negligence in the performance of her duties hereunder; (v) Executive's performance of any act of theft, fraud, malfeasance or dishonesty in connection with the performance of her duties hereunder; (vi) Executive willfully, wantonly, and without approval of the Executive Committee takes any other action that she knows or should know to be materially adverse to the interests of the Company Group or its shareholders; If any failure on Executive's part referred to in clause (i) or (iii) of this paragraph 4.l(b) is curable (as reasonably determined by the Executive Committee), the Company may not terminate Executive's employment unless the Executive Committee first gives Executive written notice specifying the nature of the failure and the steps that she must take to cure the failure, and Executive fails to take those steps within fifteen (15) days after the notice is given. c) By the Company without Cause. The Company may terminate Executive's employment hereunder at any time without Cause upon notice from the Executive Committee to Executive specifying an immediate or future termination date. d) By Executive for Good Reason. Executive may terminate her employment hereunder for Good Reason (as defined below). For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the consent of Executive which is not cured within fifteen (15) days after notice is given by Executive to the Executive Committee of the circumstances alleged to constitute

Good Reason: (i) Executive's Base Salary is reduced below the amount stated in paragraph 3 at the time of the Effective Date of this Agreement; (ii) Executive is removed from any of Executive's offices or her duties or responsibilities with the Company are otherwise materially reduced (other than (a) temporarily while physically or mentally incapacitated, (b) during the pendency of any internal investigation by the Company, or (c) after Executive has given or received notice of termination of employment); or (iii) Executive's principal place of employment for the Company is relocated outside of the Houston metropolitan area and, as a result, she is required to relocate. Notwithstanding the foregoing, if Executive has committed an act or omission constituting Cause prior to the occurrence of one or more of the events listed in clauses (i) through (iii) of this paragraph 4.1(d), then any such termination will be for Cause. e) By the Executive without Good Reason. The Executive may terminate Executive's employment hereunder at any time without Cause upon notice to the Executive Committee specifying an immediate or future termination date. 4.2. Payments upon Termination. Following any termination of Executive's employment with the Company, the Company shall pay and provide to Executive, after the date of the termination (the “Termination Date”), the amounts and benefits set forth below: a) Termination by the Company for Cause; Termination by Executive without Good Reason. If Executive's employment is terminated by the Company for Cause, or by Executive without Good Reason, then Executive shall be entitled only to the following: (i) any unpaid base salary through the Termination Date; (ii) reimbursement for any unreimbursed business expenses incurred through the Termination Date; and (iii) all other payments, benefits or fringe benefits to which Executive is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (collectively, the “Accrued Amounts”). In addition, if Executive's employment is terminated by the Company for Cause, then, to the fullest extent permitted by law, Executive shall be liable to the Company for any and all direct damages, losses, costs or expenses incurred by the Company (including, without limitation reasonable out-of-pocket legal fees) with respect to any action or inaction within the definition of Cause. b) Termination due to Disability. If Executive's employment is terminated due to Executive's Disability, then, in addition to the Accrued Amounts, the Company will pay to Executive: (i) the amount of any bonus remaining payable by the Company to Executive for its fiscal year prior to the year in which the termination occurs; and (ii) any unpaid bonus determined by the Executive Committee for the fiscal year in which the termination occurs prorated for the number of completed calendar months served prior to the Termination Date. The payments described in subclauses (i) and (ii) of this paragraph 4.2(b) shall be paid on the later of (x) the date that bonuses are paid to other executives of the Company for the applicable year or (y) the first regular payroll date following the sixtieth (60th) day following the

Termination Date. In addition, the Company shall continue to pay Executive at her base salary rate (but not as an employee) until the earlier of twelve (12) months following the Termination Date or the end of the Fixed Term, with the first payment to occur on the first regular payroll date following the sixtieth (60th) day following the Termination Date and include all amounts that otherwise would have been paid prior thereto absent the delay; provided that if the Company has established a disability insurance policy, the premiums for which are paid by the Company, then Executive shall not be entitled to such salary continuation benefit and shall be entitled only to the benefits received pursuant to such policy. c) Termination by the Company without Cause, or by Executive for Good Reason. If Executive's employment hereunder is terminated by the Company without Cause (other than due to death or Disability) or by Executive for Good Reason, then, in addition to the Accrued Amounts, the Company shall continue to pay Executive at her base salary rate (but not as an employee) until the earlier of twelve (12) months following the Termination Date or the end of the Fixed Term, with the first payment to occur on the first regular payroll date following the sixtieth (60th) day following the Termination Date and include all amounts that otherwise would have been paid prior thereto absent the delay. 4.3. Full Satisfaction; Release. Payment and provision of the salary and benefits to which Executive is entitled under paragraph 4.2 shall constitute full satisfaction of all obligations of the Company to Executive arising under this Agreement and/or in connection with the termination of her employment and shall be in lieu of any termination of severance payments of benefits for which Executive may be eligible under any of the plans, policies or programs of the Company or under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation. Payment or provision of any amounts or benefits pursuant to paragraph 4.2 beyond the Accrued Amounts shall be conditioned upon Executive executing and delivering to the Company, and not revoking (if applicable), a release of all claims Executive may have against the Company and its affiliates, which release must be executed and delivered to the Company, and no longer subject to revocation, within sixty (60) days following the Termination Date. 4.4. Other Obligations. Upon any termination of Executive's employment with the Company, Executive shall promptly resign from any other position as an officer, director or fiduciary of any member of the Company Group. 4.5. Survival of Certain Provisions. For the avoidance of doubt, upon any termination of this Agreement or Executive's employment for any reason, however such termination is effected, whether by Executive or the Company, with or without Cause or Good Reason, or expiration of this Agreement, the provisions of this Agreement that are intended to survive termination of employment and shall survive in accordance with their terms. 5. CONFLICTS. Notwithstanding any other provision herein, (a) Executive must perform her job responsibilities ethically, lawfully and with unwavering integrity, (b) Executive must always conduct himself in a manner that reflects positively on the Company Group and refrain from behavior that would harm the Company Group's reputation or commercial position, and (c) Executive must always act in the best interests of the Company Group when performing her duties and devote her efforts at work to achieving the Company Group's business goals. Behavior that is motivated by, or even creates the reasonable perception that her decisions and actions are motivated by, personal relationships or personal gain violates the standards of conduct of the Company. Executive must promptly disclose to the Executive Committee any situation that may be or may appear to be a conflict of interest and comply with any guidelines or restrictions designed to address the actual or potential conflict. Upon full disclosure of all of the facts of any applicable transaction, the Executive Committee may waive any or all of the provisions of this paragraph. 6. INSURANCE - KEY MAN. The Company shall have the right to acquire life insurance with respect to Executive with the Company as the beneficiary and Executive shall cooperate in a reasonable manner with the Company for such purpose. 7. NONDISCLOSURE. 7.1. Executive agrees to hold and safeguard any proprietary information about the Company Group and/or its shareholders and investors gained by Executive during the course of Executive's employment. Executive shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company's organization at any time, either during her employment or subsequent to any termination of her employment, however such termination is effected, whether by Executive or the Company, with or without Cause or Good Reason, or expiration of this Agreement, any proprietary information about the Company or its shareholders or investors, whether or not such information was developed by Executive, except as required in the performance of Executive's duties for the Company or required by law. 7.2. Executive understands and agrees that any proprietary information about the Company is the property of the Company and is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position and accordingly should be kept secret. Such information shall include, but not be limited to, proprietary information containing the Company's business plans, investment strategies, investors, and prospective investors, key elements of specific properties, computer programs, system documentation, manuals ideas, or any other records or information belonging to the Company or relating to the Company's business. 7.3. Notwithstanding anything in paragraph 7.1 or paragraph 7.2 to the contrary, the Company agrees that the obligations of Executive set forth in paragraphs 7.1 and 7.2 shall not apply to any information (i) which becomes known generally to the public through no fault of Executive or (ii) constitutes the general professional knowledge of Executive. In addition, paragraphs 7.1 and 7.2 shall not prevent disclosure by Executive that (i) is required by applicable law, legal process or any order or mandate of a court or other governmental authority to be disclosed; or (ii) is reasonably believed by Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; provided, that in the case of clauses (i) or (ii) Executive shall give the Company reasonable advance written notice of the information intended to be disclosed and the reasons and circumstances surrounding such disclosure in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable information. 7.4. Nothing in this Agreement is intended or should be construed to prohibit Executive from (i) making reports of possible violations of law or regulation to any appropriate governmental agency, entity or official, (ii) participating in a proceeding with any appropriate federal, state, or local government agency, (iii) making any truthful statements or disclosures required by law, regulation, or legal process, or (iv) requesting or receiving confidential legal advice. In addition, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.

8. NON-COMPETITION. By and in consideration of the Company's entering into this Agreement, and in further consideration of Executive's exposure to the information described in paragraph 7 (“Confidential Information”) of the Company Group, Executive agrees that Executive shall not, during the Term and for one (1) year following the Termination Date (the “Restriction Period”), directly or indirectly, for compensation or otherwise, engage in or have any interest in any Restricted Enterprise (as defined below), including, without limitation, holding any position as a stockholder, officer, consultant, independent contractor, employee, partner, member, or investor in, any Restricted Enterprise; provided, that in no event shall ownership of one percent (1%) or less of the outstanding securities of the limited partnership interest in any private equity fund, hedge fund or venture capital fund or any class of securities of any issuer whose securities are registered under the Exchange Act, standing alone, be prohibited by this paragraph, so long as Executive does not have, or exercise, any rights to manage or operate the business of such fund or issuer other than rights as a limited partner or stockholder thereof. For purposes of this paragraph, “Restricted Enterprise” shall mean any real estate enterprise in the business of acquiring, developing, owning, leasing, managing or selling real estate properties used in the self-storage business. This section 8 shall not apply with respect to any non-competition provisions to the extent that Executive's post termination activities constitute the practice of law and would violate the Texas Rules of Professional Conduct rule 5.06. 9. NON-SOLICITATION BUSINESS. During the Restriction Period, Executive shall not directly or indirectly contact, induce or attempt to induce any customer, partner, shareholder, supplier, or licensee of the Company Group to cease doing business with the Company Group or in any way interfere with the relationship between any member of the Company Group, on the one hand, and any such customer, partner, shareholder, supplier, or licensee, on the other hand. 10. NON-DISPARAGEMENT. Subject to paragraph 7.4 above, from and after the Effective Date and following termination of Executive's employment with the Company, Executive shall not make any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of any member of the Company Group or any of their respective employees, officers, directors, managers, partners or equity holders. 11. NON-SOLICITATION OF EMPLOYEES. Executive agrees that during her employment with the Company and for a period of 18 months following the last day of Executive's employment, Executive shall not, directly or indirectly through another, solicit or induce, or attempt to solicit or induce, any employee of any member of the Company Group, to leave the Company Group, or recommend to a competitor of the Company Group the hiring of any such employee. An employee shall be deemed covered by this paragraph 11 while employed or retained by the Company Group and for a period of six (6) months thereafter. This paragraph 11 shall not be violated by placing general job advertisements that are not specifically directed at employees of the Company Group. 12. OPPORTUNITY FOR REVIEW; ACKNOWLEDGEMENTS. Executive understands the nature of the burdens imposed by paragraphs 5, 7, 8, 9, 10, and 11 of this Agreement (the “Restrictive Covenants”). Executive acknowledges that she is entering into this Agreement on her own volition, and that she has been given the opportunity to have this Agreement reviewed by legal counsel of her choosing. Executive represents that upon careful review, she knows of no reason why the Restrictive Covenants contained in this Agreement are not reasonable and enforceable and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company Group now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every

Restrictive Covenant is reasonable with respect to subject matter, time period and geographical area. Executive further agrees and acknowledges that the Restrictive Covenants do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. Executive agrees and acknowledges that the potential harm to the Company Group of the non-enforcement of the Restrictive Covenants outweighs any potential harm to Executive of their enforcement by injunction or otherwise. 13. RESTRICTIVE COVENANTS OF THE ESSENCE. The Restrictive Covenants are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of the restrictive covenants contained herein. 14. INJUNCTIVE RELIEF AND OTHER REMEDIES; TOLLING. 14.1. The Company and Executive agree that irreparable injury will result to the Company Group in the event Executive violates any restrictive covenant or affirmative obligation contained in this Agreement, and Executive acknowledges that the remedies at law for any breach by Executive of such provisions will be inadequate and that the Company Group shall be entitled to injunctive relief against Executive, in addition to any other remedy that is available, at taw or in equity. 14.2. In the event of a violation by Executive of the Restrictive Covenants, any amounts being paid to Executive pursuant to paragraph 4.2 beyond the Accrued Amounts shall immediately cease, and any such amounts previously paid to Executive pursuant to paragraph 4.2 (other than $1,000) shall be immediately repaid to the Company. 14.3. In the event of any violation of any Restrictive Covenant, the applicable post-termination restriction period shall be tolled during any period during which Executive is in breach of such Restrictive Covenant. 15. COOPERATION. Upon the receipt of reasonable notice from the Company (including outside counsel), Executive agrees that while employed by the Company Group and thereafter, Executive will respond and provide information with regard to matters in which Executive has knowledge as a result of Executive's employment with the Company Group, and will provide reasonable assistance to the Company Group and its representatives in defense of any claims that may be made against any member of the Company Group, and will assist the Company Group in full prosecution of any claims that may be made by any member of the Company Group, to the extent that such claims may relate to the period of Executive's employment with the Company. Upon presentation of appropriate documentation, the Company shall pay or reimburse Executive for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by Executive in complying with this paragraph 15. 16. SURVIVAL, SUCCESSION AND ASSIGNABILITY. Paragraphs 5 and 7 - 28 of this Agreement, including the obligations of Executive thereunder, shall survive the termination of this Agreement and Executive's employment and shall be binding on Executive and her heirs, executors, legal representatives and assigns. Such obligations shall inure to the benefit of any successors or assigns of the Company. Executive specifically acknowledges that in the event of a sale of all or substantially all of the assets or stock of the Company, or any other event or transaction resulting in a change of ownership or control of the Company's business, the rights and obligations of the parties hereunder shall inure to the benefit of any transferee, purchaser, or future owner of the Company's business. This Agreement may be assigned only by the Company. 17. SEVERABILITY; REFORMATION. It is the intention of the parties that the provisions of this Agreement, including the Restrictive Covenants, shall be enforceable to the fullest extent permissible under applicable law. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable. 18. ATIORNEYS' FEES. Executive shall pay, indemnify and hold the Company Group harmless against all costs and expenses (including reasonable attorneys' fees) incurred by the Company Group with respect to successful enforcement of its rights under this Agreement. The Company shall pay, indemnify and hold Executive harmless against all costs and expenses (including reasonable attorney's fees) incurred by Executive with successful enforcement of Executive's rights under this Agreement. 19. JURISDICTION AND VENUE. Executive hereby irrevocably submits to the jurisdiction and venue of any applicable court in Harris County, Texas in any action or proceeding brought by the Company arising out of, or relating to, this Agreement. Executive hereby irrevocably agrees that any such action or proceeding shall, at the Company's option, be heard and determined in any such Court. Executive agrees that a final order or judgment in any such action or proceeding shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the order or judgment, or in any other manner provided by applicable law related to the enforcement of judgments. 20. INDEMNIFICATION. During this Agreement and thereafter, the Company shall indemnify Executive as provided in the Company's governing documents. During Executive's employment hereunder and following Executive's termination of employment, the Company shall cover Executive under directors' and officers' insurance for the period during which Executive may she subject to potential liability for any claim, action or proceeding as a result of Executive's service as an officer or director of the Company Group or in any capacity at the request of the Company Group, in the same amount and to the same extent as the highest level then maintained for any then current or former officer or director. 21. SECTION 409A. It is the intention of the Company that all payments and benefits under this Agreement shall be made and provided in a manner that is either exempt from or intended to avoid taxation under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent applicable. Any ambiguity in this Agreement shall be interpreted to comply with the above. Executive acknowledges that the Company Group has made no representations as to the treatment of the compensation and benefits provided in this Agreement and Executive has been advised to obtain her own tax advice. In no event whatsoever shall the Company Group be liable for any additional tax, interest or penalty that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A. For purposes of compliance with Section 409A, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (ii) any right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Section 409A, Executive's right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A. The

Executive Committee shall have the authority to make all reasonable determinations under this provision. 22. ENTIRE AGREEMENT. This Agreement and the documents expressly referenced herein supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and contains all agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged. 23. REPRESENTATIONS. Executive represents and warrants to the Company that (a) Executive has the legal right to enter into this Agreement and to perform all of the obligations on Executive's part to be performed hereunder in accordance with its terms, and (b) Executive is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent Executive from entering into this Agreement or performing all of Executive's duties and obligations hereunder. 24. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of each of the parties and their successors, heirs or assigns. 25. LAW GOVERNING AGREEMENT. This Agreement will be governed and construed in accordance with the laws of the State of Texas. 26. PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect. 27. WITHHOLDING. The Company shall have the right to withhold from any amount payable hereunder any federal, state, local and other taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. 28. NO GUARANTEE OF TAX CONSEQUENCES. None of the Board of Directors, the Executive Committee, the Company, any Affiliate or any agent of any of the foregoing makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to Executive (or to any Person claiming through or on behalf of Executive) and shall have no liability or responsibility with respect to taxes (and penalties and interest thereon) imposed on Executive (or on any Person claiming through or on behalf of the Employee) as a result of this Agreement or of the replacement of the Existing Agreement with this Agreement. 29. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (to the Secretary of the Company in the case of notices to the Company and to Executive in the case of notices to Executive), via e-mail, or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company: Silver Star Properties REIT, Inc. 2909 Hillcroft Road, Suite 420 Houston, Texas 77057 Attention: President If to Executive: Adrienne Collins 2909 Hillcroft Road, Suite 420 Houston, Texas 77057 or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. 30. COUNTERPARTS. This Agreement may be executed in counterparts, together, which shall constitute one and the same instrument. {Signature Page to Follow}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and behalf by its proper officer, thereunto duly authorized, and Executive has set her hand as of the Effective Date. SILVER STAR PROPERTIES REIT, INC. A Texas corporation Approved by the Executive Committee: 4/6/24

SCHEDULE I Silver Star Bonus Plan Total: $110,000 1. $33,000 or 30% – Retention of Equity Value: The objective is to preserve the remaining equity value of the company at $185 million and will be determined based upon EOY 2024 valuations by Principal Accounting Officer based upon LaPorte valuations. 2. $33,000 or 30% – Exit BSP Financing: The company will exit from the BSP financing on or before one year from closing (March 27, 2024). If due to strategic planning with ongoing litigation, the Executive Committee determines to extend the BSP Exit Facility financing, this $33,000 shall be proportionately distributed to number 1 and 3. 3. $44,000 or 40% – Execute 1031s: Silver Star will create qualifying 1031 exchange opportunities for gains realized after closing the BSP Exit Facility through the end of 2024. Goal is to successfully close eight (8) 1031 exchanges on the following properties, which does not include the properties sold at a loss: Property Deadline Estimated Gain Promenade North 5/19/2024 $6.47m Mission Center 5/27/2024 $6.87m NE Square 6/8/2024 $1.94m Garden Oaks 8/18/2024 $22.7m North Central Plaza I 9/28/2024 $1.52m Chelsea Square 9/30/2024 $0.21m Richardson Heights Not Closed $17.6m Commerce Plaza Hillcrest Not Closed $6.8m Scoring – The final bonus paid shall be determined upon a score no less than 80% and up to 150% of the total amount listed above. A score of less than 80% disqualifies the Executive from receipt of the bonus, save and except any bonus as determined by the Executive Committee of the Board of Directors of the Company. A score of 120% delivers a bonus of 150%.